Exhibit 16.2







BDO Seidman, LLP                                 150 Federal Street, Suite 900
Accounts and Consultants                         Boston, Massachusetts  2110
                                                 Telephone: 617-0422-0700
                                                 Fax: 617-422-0909



March 22, 2006



Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549


We have been furnished with a copy of the response to Item 4.01 of Form 8-K/A for the event that occurred on March 8, 2006. to be filed by our former client, PHC, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.



Very truly yours,



/s/  BDO Seidman, LLP


CC: David Dangerfield, Audit Committee Chair
    Paula Wurts, Chief Financial Officer